===============================================================================





                         SECURITIES PURCHASE AGREEMENT

                                     AMONG

                             QUANTA SERVICES, INC.

                                      AND

                     ENRON CAPITAL & TRADE RESOURCES CORP.
                                      AND
                    JOINT ENERGY DEVELOPMENT INVESTMENTS II
                              LIMITED PARTNERSHIP

                         DATED AS OF SEPTEMBER 29, 1998



              $49,350,000 CONVERTIBLE SUBORDINATED NOTES DUE 2010


===============================================================================

                               TABLE OF CONTENTS

ARTICLE I
         DEFINITIONS..............................................................................................1
         Section 1.01      Definitions............................................................................1
         Section 1.02      Accounting Procedures and Interpretation..............................................12

ARTICLE II
         ISSUANCE OF SECURITIES; RIGHTS OF PURCHASERS............................................................12
         Section 2.01      Issuance of Securities................................................................12
         Section 2.02      The Closing...........................................................................12
         Section 2.03      Delivery..............................................................................12
         Section 2.04      Payment...............................................................................12
         Section 2.05      Conversion............................................................................13
         Section 2.06      Right to Participate in Certain Issuances by Borrower.................................13

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE BORROWER..........................................................14
         Section 3.01      Corporate Existence...................................................................14
         Section 3.02      Borrower SEC Documents................................................................15
         Section 3.03      No Material Adverse Change............................................................15
         Section 3.04      Litigation............................................................................16
         Section 3.05      No Breach.............................................................................16
         Section 3.06      Authority.............................................................................16
         Section 3.07      Approvals.............................................................................17
         Section 3.08      Use of Loans..........................................................................17
         Section 3.09      Employee Benefit Matters..............................................................17
         Section 3.10      Taxes.................................................................................17
         Section 3.11      Assets................................................................................18
         Section 3.12      No Material Misstatements.............................................................18
         Section 3.13      Investment Company Act................................................................18
         Section 3.14      Public Utility Holding Company Act....................................................18
         Section 3.15      No Violation..........................................................................18
         Section 3.16      Environmental Matters.................................................................18
         Section 3.17      Insurance.............................................................................19
         Section 3.18      Capitalization........................................................................19
         Section 3.19      Conversion Shares.....................................................................20
         Section 3.20      Certain Fees..........................................................................20
         Section 3.21      Licenses..............................................................................20
         Section 3.22      Undisclosed Liabilities...............................................................20
         Section 3.23      Labor Relations.......................................................................20

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


ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................................................21
         Section 4.01      Investment............................................................................21
         Section 4.02      Nature of Purchasers..................................................................21
         Section 4.03      Receipt of Information; Authorization.................................................21
         Section 4.04      Anti-Hedging..........................................................................22
         Section 4.05      Restricted Securities.................................................................22
         Section 4.06      Certain Fees..........................................................................22
         Section 4.07      No Implied Representations............................................................22

ARTICLE V
         CLOSING ACTIONS.........................................................................................22
         Section 5.01      Closing...............................................................................22

ARTICLE VI
         AFFIRMATIVE COVENANTS...................................................................................24
         Section 6.01      Financial Statements and Reports......................................................24
         Section 6.02      Maintenance, Etc......................................................................25
         Section 6.03      Further Assurances....................................................................25
         Section 6.04      Performance of Obligations............................................................26
         Section 6.05      Shares................................................................................26
         Section 6.06      Hart-Scott-Rodino Compliance..........................................................26
         Section 6.07      Board Representation..................................................................26
         Section 6.08      Insurance.............................................................................27

ARTICLE VII
         NEGATIVE COVENANTS......................................................................................27
         Section 7.01      Debt..................................................................................27
         Section 7.02      Dividends, Distributions and Redemptions..............................................27
         Section 7.03      Nature of Business....................................................................27
         Section 7.04      Proceeds of Notes.....................................................................28
         Section 7.05      ERISA Compliance......................................................................28
         Section 7.06      Transactions with Affiliates..........................................................28
         Section 7.07      Negative Pledge Agreements............................................................28

ARTICLE VIII
         PAYMENT OF THE NOTES....................................................................................28
         Section 8.01      Repayment.............................................................................28
         Section 8.02      Interest..............................................................................28
         Section 8.03      Payments and Computations.............................................................30
         Section 8.04      Mandatory Redemption..................................................................31
         Section 8.05      Optional Redemption...................................................................31
         Section 8.06      Subordination.........................................................................32

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

ARTICLE IX
         DEFAULT AND REMEDIES....................................................................................35
         Section 9.01      Events of Default.....................................................................35
         Section 9.02      Remedies..............................................................................36
         Section 9.03      Set-Off...............................................................................37

ARTICLE X
         RELATIONSHIP OF THE PARTIES.............................................................................37
         Section 10.01     Objectives and Purpose................................................................37
         Section 10.02     Mutual Access and Cooperation.........................................................38
         Section 10.03     Term of This Article..................................................................39
         Section 10.04     Protection of Employees...............................................................39
         Section 10.05     Confidentiality.......................................................................39
         Section 10.06     Relationships of the Parties..........................................................40
         Section 10.07     No Authority to Bind; No Fiduciary Relationship.......................................41
         Section 10.08     Publicity.............................................................................41
         Section 10.09     Business Opportunities................................................................41
         Section 10.10     Borrower's Business Opportunities.....................................................42

ARTICLE XI
         MISCELLANEOUS...........................................................................................42
         Section 11.01     Interpretation and Survival of Provisions.............................................42
         Section 11.02     Costs, Expenses and Taxes.............................................................43
         Section 11.03     No Waiver; Modifications in Writing...................................................45
         Section 11.04     Binding Effect; Assignment............................................................46
         Section 11.05     Replacement Securities................................................................47
         Section 11.06     Communications........................................................................47
         Section 11.07     Governing Law.........................................................................48
         Section 11.08     Arbitration...........................................................................48
         Section 11.09     Execution in Counterparts.............................................................48


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Exhibits:


Exhibit A     -            Form of Opinion of Counsel
Exhibit B     -            Form of Convertible Subordinated Notes


Schedules:

Schedule 3.01 -            Subsidiaries
Schedule 3.03 -            Material Adverse Change
Schedule 3.04 -            Litigation
Schedule 3.07 -            Approvals
Schedule 3.10 -            Taxes
Schedule 3.16 -            Environmental
Schedule 3.17 -            Insurance
Schedule 3.18 -            Capitalization
Schedule 3.21 -            Licenses
Schedule 3.22 -            Undisclosed Liabilities
Schedule 3.23 -            Labor Relations

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                         SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT, dated as of September 29, 1998 (this "Agreement"), among QUANTA SERVICES, INC., a Delaware corporation ("Borrower"), ENRON CAPITAL & TRADE RESOURCES CORP., a Delaware corporation ("ECT") and JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP, a Delaware limited partnership ("JEDI-II").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "1/9 Principal" shall have the meaning specified in Section 8.04(a).

         "AAA" shall have the meaning specified in Section 11.08.

         "Acceptance Notice" shall have the meaning specified in Section
2.06(b).

         "Acquisition" shall mean the acquisition by the Borrower of a "business" as defined in Rule 11-01(d) of Regulation S-X adopted by the Commission.

         "Action" against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "Arbitrators" shall have the meaning specified in Section 11.08.

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         "Base Rate" shall have the meaning specified in Section 8.02(a).

         "Basic Documents" means, collectively, this Agreement, the Notes, the Structuring Fee Agreement, the Registration Rights Agreement, and any and all other agreements or instruments executed and delivered to the holders of the Notes by the Borrower or any Subsidiary or Affiliate of the Borrower on even date herewith, or any amendments, supplements, continuations or modifications thereto.

         "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act in effect on the date hereof.

         "Blockage Period" means that period starting on the day the written notice of a default is delivered pursuant to Section 8.06(c) by holders of Senior Indebtedness or their applicable representative, and ending on the 180th day after such written notice is delivered.

         "Board of Directors" means the Board of Directors of the Borrower.

         "Borrower SEC Documents" shall have the meaning specified in Section 3.02.

         "Business Day" means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Houston, Texas, or New York, New York.

         "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of, or rights, warrants, or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "Change in Control" shall be deemed to have occurred if (i) any Person acquires, directly or indirectly, the Beneficial Ownership of any voting security of the Borrower and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all the then outstanding voting securities of Borrower entitled to vote generally in the election of directors; or (ii) individuals who on the Closing Date constitute the Borrower's Board of Directors, or their successors approved in accordance with the terms below, cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Borrower's stockholders of each new director was approved by vote of at least 2/3rds of the directors then still in office who were directors on the Closing Date or their successors approved in accordance with the terms hereof.

         "Closing" has the meaning provided therefor in Section 2.02.

         "Closing Date" means the date upon which the Closing occurs as provided in Section 2.02.

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

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" means the common stock, par value $0.00001 per share, of the Borrower or such other class of securities as shall, after the date of this Agreement, constitute the common equity of the Borrower.

         "Confidential Information " shall have the meaning specified in Section 10.05(b) . "Consolidated Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Indebtedness, determined in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

         "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower.

         "Conversion Date" shall mean the date that all the principal under the Notes is converted into Conversion Shares as more fully provided for in Section 2.05.

         "Conversion Shares" shall mean those shares of Capital Stock as such term is defined in Section 3.19.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time, or both, would become, an Event of Default.

         "Delist" or "Delisted" shall mean the delisting of the shares of stock of a corporation from the exchange such shares are traded on.

         "Designee" shall have the meaning set forth in Section 6.07.

         "Dispute" shall have the meaning specified in Section 11.08.

         "DOJ" shall have the meaning specified in Section 6.06

         "EBITDA" means, for any period, on a trailing four fiscal quarter basis, (using the historical financial results of the Founding Companies, to the extent necessary, for any period prior to the acquisition of the Founding Companies by the Borrower on a pro forma basis, consistent with

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

Commission regulations) the sum of (i) Consolidated Net Income plus each of the following to the extent actually deducted in determining Consolidated Net Income
(a) Consolidated Interest Expense, and (b) provisions for taxes based on income or revenues, plus (ii) the amount of all depreciation, amortization expense and other non-cash charges deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition, EBITDA shall be adjusted to include the historical financial results of the acquired business (on a trailing four fiscal quarter pro forma basis consistent with Commission regulations).

         "Effective Date" means the date this Agreement is executed by all the parties hereto.

         "Employee Plan" means any employee benefit plan, program or policy including thrift plans, stock purchase plans, stock bonus plans, stock options plans, employee stock ownership plans or other incentive or profit sharing arrangements for the benefit of employees, officers or directors of the Borrower or its Affiliates, with respect to which the Borrower or any ERISA Affiliate may have any liability or any obligation to contribute, including a Plan or a Multiemployer Plan.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, formal investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from a release or threatened release of Hazardous Materials.

         "Environmental Laws" means any and all Government Requirements pertaining to the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including, without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. As used in the provisions hereof relating to Environmental Laws, the term "oil" has the meaning specified in OPA; the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance,"

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

"release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "Event of Default" shall have the meaning assigned such term in Section 9.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Exchangeable Securities" shall mean a security of any type, including but not limited to debt, warrants or other rights, issued by the Borrower and representing the right to acquire shares of Common Stock from the Borrower upon exchange, conversion or exercise thereof.

         "FTC" shall have the meaning specified in Section 6.06.

         "Financial Statements" means the financial statement or statements described or referred to in Section 3.02.

         "Fixed Charge Coverage Ratio" means, for any period, on a trailing four fiscal quarter basis (using the historical financial results of the Founding Companies, to the extent necessary, for any period prior to the acquisition of the Founding Companies by the Borrower on a pro forma basis, consistent with Commission regulations), the ratio of (i) the sum of, without duplication, (a) EBITDA, minus (b) cash taxes, minus (c) all cash dividends, distributions or payments made in respect of the Capital Stock of the Borrower to the extent permitted hereunder; to (ii) the sum of, without duplication, (a) the portion of Funded Debt due and payable within one (1) year of the date of determination, plus (b) Consolidated Interest Expense for the four fiscal quarters then ended, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition, the Fixed Charge Coverage Ratio shall be determined including the historical financial results of the acquired business (on a trailing four fiscal quarter pro forma basis, consistent with Commission regulations).

         "Founding Companies" means PAR Electrical Contractors, Inc., a Missouri corporation, Union Power Construction Company, a Colorado corporation, TRANS TECH Electric, Inc., an Indiana corporation and Potelco, Inc., a Washington corporation.

         "Funded Debt" means, as of any date of determination, the sum, without duplication, of the following for the Borrower and its Subsidiaries: (i) Indebtedness for borrowed money, all obligations

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

evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Borrower as a liability, (ii) all reimbursement obligations relative to the face amount of all drawn letters of credit issued for the account of the Borrower or any of its Subsidiaries, and (iii) all Capitalized Lease Obligations.

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Subsidiaries or any of their Property or any Purchaser.

         "Government Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (in the case of banking regulatory authorities whether or not having the force of law), including without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls of any Governmental Authority.

         "Guaranty" by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guarantying any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligations of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iii) to lease property or to purchase securities or other property or services of the primary obligor primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation were the

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

direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

         "Hazardous Material" shall have the meaning assigned to the term Hazardous Substance in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall include any substance defined as "hazardous" or "toxic" or words used in place thereof under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

         "HSR Act" shall have the meaning specified in Section 6.06.

         "HSR Fees" shall have the meaning specified in Section 11.02(e).

         "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person or reimbursement obligations or other obligations with respect to letters of credit issued for such Person's account or letters of credit issued pursuant to such Person's application therefor; (iv) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person;
(vi) obligations under Interest Rate Protection Agreements and under hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in commodity prices and currency exchange rates; and (vii) obligations of such person pursuant to a Guaranty of any of the foregoing of another Person. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to which such Person is a party, to the extent the holder of such Indebtedness has recourse to such Person.

         "Indemnified Party" shall have the meaning specified in Section
11.02(d).

         "Indemnity Matters" shall have the meaning specified in Section
11.02(a).

         "Interest Expense" means interest on the Notes, and for purposes of this definition, shall be calculated at the cash interest rate, whether paid in cash or in kind.

         "Interest Rate Protection Agreement" means any hedge, swap, exchange, forward, future collar or cap arrangements, fixed price agreements or other agreements or arrangements designed to protect against fluctuations in interest rates.

         "Legal Fees" shall have the meaning specified in Section 11.02(e).

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         "Licenses" shall have the meaning specified in Section 3.21.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Lost Interest" shall have the meaning specified in Section 8.02(d).

         "Majority Holders" means, at any time, the Purchasers or holders of more than 66 2/3% of the principal owing under the Notes.

         "Mandatory Redemption" shall mean the obligation of Borrower to redeem the Notes as more fully set forth in Section 8.04(a).

         "Mandatory Redemption Dates" shall mean the effective dates of any Mandatory Redemption.

         "Material Adverse Effect" means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole, from those reflected in the Financial Statements or from the facts represented or warranted in any Basic Document, (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as of the Closing Date or as proposed as of the Closing Date to be conducted to meet their obligations under the Basic Documents on a timely basis or (iii) the ability of the Borrower to consummate the transactions under this Agreement and the other Basic Documents.

         "Maturity Date" means June 30, 2010.

         "Maximum Rate" means at any particular time in question, the maximum nonusurious rate of interest, if any, which under applicable law may then be charged on the Notes. If such maximum rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to the Borrower from time to time as the effective date of each change in such maximum rate.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

         "Note Payments" shall have the meaning specified in Section 8.06(b).

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

         "Notes" means the Convertible Subordinated Notes of the Borrower issued pursuant to Section 2.01 of this Agreement, in the aggregate principal amount of $49,350,000, made by the Borrower and payable to the order of the Purchasers as follows: (i) a $12,337,500.00 promissory note payable to ECT and (ii) a $37,012,500.00 promissory note payable to JEDI-II.

         "Notice Giver" shall have the meaning specified in Section 6.06.

         "NYSE" shall have the meaning set forth in Section 9.01(j).

         "Obligations" means any and all amounts, liabilities and obligations owing from time to time by Borrower to the Purchasers, pursuant to any of the Basic Documents and all renewals, extensions and/or rearrangements thereof, whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising, absolute or contingent.

         "Offer Notice" shall have the meaning specified in Section 2.06(b).

         "Optional Redemption" shall mean the rights of Borrower to redeem the Notes as more fully set forth in Section 8.05.

         "Optional Redemption Notice" shall have the meaning specified in
Section 8.05.

         "Optional Redemption Right" shall have the meaning specified in Section 8.05.

         "Participation" means, for each Purchaser, such Purchaser's proportionate share pertaining to the Obligations. As of the Effective Date, ECT's Participation shall be 25% and JEDI-II's Participation shall be 75%.

         "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Public Offering" shall mean a firm commitment underwritten public offering registered under the Securities Act pursuant to a registration statement which has been declared effective by the Commission under the Securities Act.

         "Purchasers" means ECT and JEDI-II and/or, to the extent then applicable, each assignee of ECT or JEDI-II or their respective successors or assigns pursuant to Section 11.04.

         "Purchaser's Account" means for any Purchaser, the account specified by such Purchaser as its Purchaser's Account by notice in writing to the Borrower.

         "Qualified Foreign Subsidiaries" means any Subsidiaries which have the following characteristics:

               (i) incorporated under the laws of any country or state other than the United States of America or any state thereof;

               (ii) the sum of the Acquisition price and any investment or loans by the Borrower or any other Subsidiary of the Borrower is less than or equal to $15,000,000; and

               (iii)     any Indebtedness of the Subsidiary is not supported by
                         (i) any Guaranties of the Borrower or any other of its Subsidiaries or (ii) any other collateral support (other than Borrower pledging the stock of the Subsidiary or a loan from Borrower to a Subsidiary) of the Borrower or any other of its Subsidiaries.

         "Redemption Price" shall mean, with respect to any Note or a portion thereof, the Principal amount thereof to be redeemed in whole or in part, plus the applicable premium, if any, payable upon redemption thereof pursuant to the terms hereof.

         "Redemption Notice" shall have the meaning specified in Section
8.04(b).

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, made by the Borrower in favor of the Purchasers relating to the Conversion Shares.

         "Related Parties" shall have the meaning specified in Section 11.02(a).

         "Response Period" shall have the meaning specified in Section 8.05.

         "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

         "Representatives" shall have the meaning specified in Section 10.05(a).

         "Securities" means the Notes and, when issued, the Conversion Shares.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Securities Holders" shall have the meaning specified in Section
2.06(a).

         "Senior Credit Agreement" means the Credit Agreement dated as of August 3, 1998, among the Borrower, the Senior Loan Agents, and the Senior Lenders, as it may from time to time be amended, modified, supplemented or increased from time to time, and any Credit Agreement or similar agreement executed in connection with any refinancing of the Senior Loan permitted hereunder.

         "Senior Indebtedness" shall mean all obligations, including the obligation to pay principal and accrued interest, arising under the Senior Loan Documents.

         "Senior Loan Agents" means Bank One, Texas, National Association and National City Bank, and any substitute agent, as agents under the Senior Credit Agreement, and any agent, if any, under any refinancing arrangement of the Senior Loan permitted hereunder.

         "Senior Lenders" means each of the lenders from time to time under the Senior Credit Agreement.

         "Senior Loan" shall mean, collectively, any advance or advances of principal made by the Senior Lenders to the Borrower under the Senior Credit Agreement and the other Senior Loan Documents and all accrued but unpaid interest thereon.

         "Senior Loan Documents" means the Senior Credit Agreement and all promissory notes, collateral documents and other agreements, documents and instruments executed or delivered in connection therewith, as such agreements may be amended, modified or supplemented from time to time.

         "Share Issuance Obligations" shall have the meaning specified in
Section 3.18.

         "Special Entity" means any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation, in which a Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g.,a sole general partner controls a limited partnership).

         "Structuring Fee Agreement" means the agreement between the Borrower and ECT Securities Limited Partnership dated as of the date hereof.

         "Subsidiary" means (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by a Person or one or more of its Subsidiaries or by a Person and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

         Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

                                   ARTICLE II
                  ISSUANCE OF SECURITIES; RIGHTS OF PURCHASERS

         Section 2.01 Issuance of Securities. Subject to the terms and conditions herein set forth, the Borrower agrees that it will issue the Notes to the Purchasers and the Purchasers agree that they shall each purchase the Notes from the Borrower in their respective Participations, for an aggregate cash consideration of $49,350,000.

         Section 2.02 The Closing. The execution of the Basic Documents, delivery of the Notes by the Borrower to the Purchasers, payment by the Purchasers to the Borrower of the consideration therefor as set forth in Section
2.01 and all other instruments required pursuant to Section 5.01, will take place at a closing (the "Closing") to be held at the offices of Bracewell & Patterson, L.L.P. The date and time at which the Closing occurs is the "Closing Date".

         Section 2.03 Delivery. Delivery of the Notes pursuant to this Agreement shall be made on the Closing Date by the Borrower delivering to the Purchasers, against payment of the purchase price therefor, one Note executed by the Borrower in the principal amount of $12,337,500.00, payable to the order of ECT and one Note executed by the Borrower in the principal amount of $37,012,500.00, payable to the order of JEDI-II.

         Section 2.04 Payment. Payment of the consideration for the Notes shall be made by wire transfer of immediately available funds to such account of the Borrower as shall have been designated to the Purchasers on the Closing Date.

         Section 2.05 Conversion. Each holder of a Note shall have the right, at such holder's option, to convert such Note into shares of Common Stock upon the terms and conditions including antidilution adjustments as more fully specified in the Notes and after making all required antidilution adjustments.

         Section 2.06 Right to Participate in Certain Issuances by Borrower.

                  (a) For so long as (i) ECT or JEDI-II is the Beneficial Owner of Notes or Conversion Shares or (ii) any party is the Beneficial Owner of twenty (20%) percent of the aggregate of all Conversion Shares issued or issuable upon conversion of the Notes and such party acquired Notes and/or Conversion Shares in a private transaction excluding resales under rule 144 of the Securities Act (collectively, the "Securities Holders"), the Borrower shall not issue any shares of Common Stock or any Exchangeable Securities, for any consideration or in any type of transaction, unless the Borrower shall have first complied with, in the case of an issuance other than pursuant to a Public Offering, the provisions of Section 2.06(b) or, in the case of a Public Offering, the provisions of Section 2.06(c).

                  (b) If the Borrower determines to issue any shares of Common Stock or any Exchangeable Securities, other than in a Public Offering, then the Borrower shall provide written notice ("Offer Notice") of such determination to the Securities Holders, which notice shall include all the terms of such issuance and shall offer to the Securities Holders the right to purchase, at the same price and on the same terms as the Borrower proposes to issue such shares of Common Stock or Exchangeable Securities to others (or, if the Borrower proposes to issue such shares of Common Stock or any Exchangeable Securities other than for cash, at a price equal to the fair market value of the assets acquired by the Borrower (as determined in good faith by agreement between the Borrower and the Securities Holders, or if the parties are unable to agree, by an investment banking firm or other asset valuation firm of national reputation selected by the Borrower and the Securities Holders, the cost of which shall be borne by the Borrower) divided by either the number of shares of Common Stock or Exchangeable Securities issued in exchange for such assets), a number or amount of the shares of Common Stock or Exchangeable Securities that represents the right to acquire upon exercise, exchange or conversion of such Exchangeable Securities, a number of shares of Common Stock so that, upon closing of the transaction, the Securities Holders will Beneficially Own the same percentage of the then to be outstanding Common Stock as was Beneficially Owned prior to the transaction closing. If the Securities Holders determine to accept the offer contained in the Offer Notice, the Securities Holders shall deliver a written notice to the Borrower indicating its acceptance within 30 days after its receipt of the Offer Notice or such longer period as is available to others, which notice shall indicate whether the Securities Holders have accepted such offer in whole or in part, and, if accepted in part, the number or amount of shares of Common Stock or Exchangeable Securities as to which such offer has been accepted (an "Acceptance Notice"). Any acceptance of the offer contained in an Offer Notice by delivery of an Acceptance Notice shall be irrevocable and shall constitute a commitment by the Securities Holders to purchase from the Borrower, and by the Borrower to sell to the Securities Holders the number or amount of shares of Common Stock or Exchangeable Securities covered by such Acceptance Notice upon the terms contained in the Offer Notice.

                  (c) If at any time and from time to time, the Borrower determines to issue any shares of Common Stock or any Exchangeable Security in a Public Offering, then (y) the Borrower shall provide written notice of such offering to the Securities Holders, which notice shall include the proposed size and other terms of such issuance, to the extent then known, the name or names of any managing underwriter or placement agent(s) and the date when it is proposed that any such issuance will be made, and (z) the Borrower shall either sell directly or cause the underwriters or placement agent(s) to offer to the Securities Holders the right to purchase from the Borrower directly or from the underwriters or placement agent(s), at the applicable offering price, a number or amount of the shares of Common Stock, Exchangeable Securities or other securities proposed to be issued such that, if purchased by to the Securities Holders, it would permit such holders to Beneficially Own the same percentage of the then to be outstanding Common Stock as was Beneficially Owned prior to the Public Offering.

                  (d) Notwithstanding the foregoing, the rights set forth in this Section 2.06 shall not be exercisable on the issuance of shares of the Common Stock or Exchangeable Securities as follows:

                         (i) in connection with an issuance pursuant to an Acquisition; or

                         (ii) in connection with an issuance pursuant to an Employee Plan.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants to the Purchasers, for the benefit of each of the holders of the Notes, which representations and warranties shall survive the execution of any Basic Document for a period of two years, that as of the date of this Agreement:

         Section 3.01 Corporate Existence. The Borrower: (i) is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary and where failure so to qualify would have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any provision of, in the case of the Borrower, its Certificate of Incorporation, as amended and restated, or Bylaws, or, in the case of any Subsidiary, its Certificate of Incorporation, Bylaws or other organizational documents. Schedule 3.01 identifies each Subsidiary of the Borrower and the ownership of all outstanding Capital Stock of each such Subsidiary. Each of the Borrower's Subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the State or other jurisdiction of its incorporation and has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted. Each of the Borrower and each of its Subsidiaries that is a corporation is duly qualified or licensed and in good standing as a foreign corporation, and is authorized to do business, in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not have a Material Adverse Effect. Each Subsidiary of the Borrower that is not a corporation has been duly formed and is duly qualified or licensed and authorized to do business in each jurisdiction in which the ownership or leasing of its respective properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license or authorization would not have a Material Adverse Effect.

         Section 3.02 Borrower SEC Documents. Borrower has timely filed with the Commission all forms, registrations and proxy statements, reports, schedules and statements required to be filed by it since December 31, 1997 under the Exchange Act or the Securities Act (all documents filed since such date, collectively "Borrower SEC Documents"). The Borrower SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (in the case of registration statements and proxy statements, solely on the dates of effectiveness and the dates of mailing, respectively) (except to the extent corrected by a subsequently filed Borrower SEC Document which such filing is made prior to the Closing Date) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Borrower included in the Borrower SEC Documents at the time filed (and, in the case of registration statements and proxy statements, solely on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Borrower as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         Section 3.03 No Material Adverse Change. Except as set forth in or contemplated by the Borrower SEC Documents filed with the Commission as of the date hereof or in Schedule 3.03, since June 30, 1998, each of Borrower and its Subsidiaries has conducted its business in the ordinary course, consistent with past practice, and there has been no (i) material adverse change in the business or financial condition of Borrower and its subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to Borrower and its subsidiaries but also affect other Persons who participate or are engaged in the lines of business of which Borrower and its subsidiaries participate or are engaged, (ii) material adverse effect on the ability of Borrower to consummate the transactions contemplated hereby, (iii) declaration, setting aside or payment of any dividend or other distribution with respect to the Borrower's capital stock, (iv) acquisition or disposition of any material asset by the Borrower or any of its Subsidiaries or any contract or arrangement therefore, otherwise than for fair value in the ordinary course of business or as disclosed in the Borrower SEC Documents, or
(v) material change in the Borrower's accounting principles, practices or methods.

         Section 3.04 Litigation. Except as set forth in the Borrower SEC Documents or as disclosed to the Purchasers in Schedule 3.04, there is no Action pending or, to the knowledge of the Borrower, contemplated or threatened against or affecting the Borrower, any of its Subsidiaries or any of their respective officers, directors, properties or assets, which relates to or challenges the legality, validity or enforceability of this Agreement, any of the Basic Documents or any other documents or agreements executed or to be executed by the Borrower pursuant hereto or thereto or in connection herewith or therewith, or which (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect.

         Section 3.05 No Breach. The execution, delivery and performance by the Borrower of this Agreement, the Basic Documents and all other agreements and instruments to be executed and delivered by the Borrower pursuant hereto or thereto or in connection herewith or therewith, compliance by the Borrower with the terms and provisions hereof and thereof, the issuance of the Notes by the Borrower and the application of the proceeds thereof in compliance herewith do not and will not (a) violate any provision of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, governmental permit, determination or award having applicability to the Borrower or any of its Subsidiaries or any of their respective properties or assets, (b) conflict with or result in a violation of any provision of the charter or bylaws of the Borrower or its Subsidiaries, (c) require any consent (other than consents set forth on Schedule 3.07), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or (ii) any other such agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of its Subsidiaries; with the exception of the conflicts stated in clause (b) of this
Section 3.05, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.05 would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

         Section 3.06 Authority. The Borrower has all necessary power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party; and the execution, delivery and performance by the Borrower of the Basic Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally or by general principles of equity. No approval from the stockholders of the Borrower is required as a result of the listing of the Conversion Shares with the NYSE.

         Section 3.07 Approvals. Except as set forth on Schedule 3.07, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority (including any filing with the Federal Trade Commission or the Department of Justice pursuant to the HSR Act) or any other Person is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any of the Basic Documents or the issuance by the Borrower of the Notes or the Conversion Shares, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

         Section 3.08 Use of Loans. The purchase price of the Notes shall be used solely (i) to pay principal and interest outstanding on the Senior Loan,
(ii) for Borrower's acquisition and capital expenditure program and (iii) for general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, or buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the purchase price of the Notes will be used to buy or carry any margin stock.

         Section 3.09 Employee Benefit Matters. The Borrower and its Subsidiaries and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA or the Code and published interpretations thereunder with respect to all Employee Plans which are subject to ERISA or the Code, except where the failure to be in compliance would not reasonably be likely to have a Material Adverse Effect. No breach or violation of or default by the Borrower or any ERISA Affiliate under any Employee Plan has occurred which is reasonably likely to have a Material Adverse Effect.

         Section 3.10 Taxes. Except as set out in Schedule 3.10, the Borrower and each of its Subsidiaries have timely and properly prepared and filed all necessary federal, state, local and foreign tax returns with respect to the Borrower and its Subsidiaries which are required to be filed (taking into consideration any extension periods) and have paid when due all taxes shown to be due thereon and have paid, or made adequate provision (in accordance with GAAP) for the payment of, all other taxes and assessments with respect to the Borrower and its Subsidiaries to the extent that the same shall have become due (taking into consideration any extension periods), except where the failure to file such returns or to pay, or make provision for the payment of, such taxes and assessments would not have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole. Except as set forth in Schedule 3.10, the Borrower has no knowledge of any tax deficiency which has been asserted against the Borrower or any Subsidiary which the Borrower reasonably expects to have a Material Adverse Effect.

         Section 3.11 Assets. Neither the Borrower nor any of its Affiliates is a party to any contract, agreement, arrangement or understanding (other than this Agreement and the agreements entered into hereunder) that by its terms purports to obligate, restrict or otherwise bind the Purchasers (as Affiliates of the Borrower or otherwise) including any area of mutual interest, exclusivity, non-competition or other similar agreement.

         Section 3.12 No Material Misstatements. None of the representations or warranties made by Borrower herein or in any Schedule hereto, or certificate furnished by Borrower pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

         Section 3.13 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 3.14 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.15 No Violation. Neither the Borrower nor any of its Subsidiaries is (a) in violation of its charter or bylaws, (b) in default (nor has an event occurred which with notice or passage of time or both would constitute such a default) under or in violation of any provision of any loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (c) a party to any order of any Governmental Authority arising out of any Action, which such violation, default or action in clauses (b) and (c) could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in violation of any statute, rule or regulation of any Governmental Authority or any governmental permit, which violation could reasonably be expected to (individually or in the aggregate) (A) affect the legality, validity or enforceability by the Purchasers of this Agreement or any of the Basic Documents, or (B) have a Material Adverse Effect.

         Section 3.16 Environmental Matters.

                  (a) Borrower and its Subsidiaries have complied with, and will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except where failure to so comply could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.16, to the knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there are no conditions or occurrences on or emanating from any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any property owned or operated by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, the current or intended use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law except for any such condition or occurrence described in clauses (i) or (ii) which could not reasonably be expected to have a Material Adverse Effect.

                  (b) To the knowledge of the Borrower (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect.

         Section 3.17 Insurance. Except as set forth on Schedule 3.17, Borrower and its Subsidiaries (for such time period after an entity became a Subsidiary of the Borrower) have policies of property and casualty insurance and bonds of the type and in amounts customarily carried by persons conducting business or owning assets similar to those of the Borrower and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been, nor any basis for Borrower to reasonably believe that a material claim will be, questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Borrower and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds. Borrower has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Schedule 3.17 identifies all risks, if any, of the Borrower or any of its Subsidiaries which are self insured which might have a Material Adverse Effect.

         Section 3.18 Capitalization. The authorized Capital Stock of the Borrower consists of (a) 36,654,667 shares of Common Stock, par value $0.00001 per share, of which 17,615,233 shares are issued and outstanding; (b) 3,345,333 shares of Limited Vote Common Stock, par value $0.00001 per share, of which 3,345,333 shares are issued and outstanding; and (c) 10,000,000 shares of Preferred Stock, $0.00001 per share, of which no shares are issued and outstanding. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable and were issued free of preemptive rights. Except as set forth on Schedule 3.18 or pursuant to the Borrower's 1997 Stock Option Plan, the Borrower is not a party to any voting trust or other agreement with respect to the voting of its Capital Stock. Except as set forth in Schedule 3.18 or under the Borrower's 1997 Stock Option Plan for which there are 1,471,485 shares issuable under currently outstanding options, there are no (i) outstanding securities convertible into or exchangeable for Capital Stock of the Borrower or
(ii) contracts, commitments, agreements, understandings or arrangements of any kind to which the Borrower is a party obligating the Borrower under any circumstance to issue any Capital Stock, or any securities convertible into or exchangeable for or rights to purchase or subscribe for Capital Stock of the Borrower, other than this Agreement (the "Share Issuance Obligations"). Schedule 3.18 reasonably sets forth information regarding the Share Issuance Obligations. Except as set forth on Schedule 3.18 neither the Borrower nor any of its Subsidiaries is a party to or bound by any agreement with respect to any of its securities which grants registration rights to any Person.

         Section 3.19 Conversion Shares. The shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares"), when issued and delivered in accordance with the terms of the Notes, will be duly and validly issued, fully paid, nonassessable, free of preemptive rights of other stockholders and free from all Liens (except any Liens created or suffered to be created by the Purchasers) and will not be subject to any restriction on the voting or transfer thereof created by the Borrower, other than the restrictions set forth in Section 4.01 and Section 4.04 of this Agreement. The Borrower has duly and validly reserved the Conversion Shares for issuance upon conversion of the Notes.

         Section 3.20 Certain Fees. Except for the fees payable to ECT Securities Limited Partnership pursuant to the Structuring Fee Agreement and except as contemplated by this Agreement, no fees or commissions will be payable by the Borrower to brokers, finders, investment bankers, or Purchasers with respect to the issuance and sale of any of the Securities or the consummation of the transaction contemplated by this Agreement. The Borrower agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands, or liabilities for broker's, finders, placement, or other similar fees or commissions incurred by the Borrower or alleged to have been incurred by the Borrower in connection with the issuance or sale of the Securities or the consummation of the transaction contemplated by this Agreement.

         Section 3.21 Licenses. Except as set forth in Schedule 3.21, each of the Borrower and its Subsidiaries holds all licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters and worker health and safety) (individually, a "License" and, collectively, "Licenses") required for the conduct of its business as now being conducted, except where the failure to hold any such License would not have a Material Adverse Effect.

         Section 3.22 Undisclosed Liabilities. Except: (i) as and to the extent disclosed or reserved against on the consolidated balance sheet of Borrower as of June 30, 1998 or the notes thereto included in the Borrower SEC Documents or otherwise disclosed in the Borrower SEC Documents filed with the Commission as of the date hereof; (ii) those incurred in connection with the execution of the Basic Documents; or (iii) as set forth in Schedule 3.22, neither Borrower nor any of its subsidiaries have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and that would be required by GAAP to be disclosed and that, individually or in the aggregate, have or would reasonably be expected to have a Borrower Material Adverse Effect.

         Section 3.23 Labor Relations. Except as disclosed on Schedule 3.23, there is no unfair labor practice litigation involving the Borrower or any of its subsidiaries either pending before the

NLRB or a court or, to the knowledge of Borrower, threatened against Borrower or any of its subsidiaries. Except as disclosed on Schedule 3.23, there is no labor strike, dispute, slowdown or stoppage, either pending or, to the knowledge of Borrower, threatened against Borrower or any of its subsidiaries, nor has the Borrower experienced any such labor interruptions over the past two years. The Borrower considers its relationship with its employees to be good.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers, severally and not jointly, represent and warrant to the Borrower, which representations and warranties shall survive the execution of any Basic Document, that as of the date of this Agreement:

         Section 4.01 Investment. Each Purchaser represents and warrants to, and covenants and agrees with, the Borrower that the Securities are being acquired for its own account, not as a nominee or agent, and with no intention of distributing or reselling the Notes or the Conversion Shares or any part thereof and that such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to Purchasers' right at all times to sell or otherwise dispose of all or any part of the Notes or the Conversion Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If either Purchaser should in the future decide to dispose of any of the Notes or the Conversion Shares, the Purchasers understand and agree (i) that it may do so only (A) in compliance with the Securities Act and applicable state securities law, as then in effect, and (B) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (ii) that stop-transfer instructions to that effect will be in effect with respect to such securities. The Purchasers agree to the imprinting, so long as appropriate, of a legend on each Note and on each certificate representing the Conversion Shares, to the effect as set forth above.

         Section 4.02 Nature of Purchasers. Each Purchaser represents and warrants to, and covenants and agrees with, the Borrower that, (i) it is an "accredited investor" within the meaning of paragraphs (a)(3) or (8) of Rule 501 under the Securities Act and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

         Section 4.03 Receipt of Information; Authorization. Each Purchaser acknowledges that it has had access to information regarding the business, assets, operations, financial condition and results of operations of the Borrower and has been provided a reasonable opportunity to ask questions of and receive answers from representatives of the Borrower regarding such matters. Each Purchaser further acknowledges that it is experienced in investing in corporations and businesses.

Each Purchaser represents and warrants that the purchase of the Securities by it has been duly and properly authorized and this Agreement and each Basic Document to which the Purchasers are a signatory has been duly executed and delivered by it or on its behalf.

         Section 4.04 Anti-Hedging. Each Purchaser represents and warrants to, and covenants and agrees with, the Borrower that each of the Purchasers will not at any time, prior to the Mandatory Redemption Date engage in any put, call, short-sale, hedge, straddle or similar transactions in Borrower's Capital Stock intended to reduce the Purchaser's risk of owning Borrower's Capital Stock excluding index options or similar basket hedges.

         Section 4.05 Restricted Securities. Each Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 of the Commission promulgated under the Securities Act.

         Section 4.06 Certain Fees. No fees or commissions will be payable by the Purchasers to brokers, finders, or investment bankers with respect to the purchase of any of the Securities or the consummation of the transaction contemplated by this Agreement. Each Purchaser agrees that it will, jointly and severally, indemnify and hold harmless the Borrower from and against any and all claims, demands, or liabilities for broker's, finders, placement, or other similar fees or commissions incurred by the Purchasers or alleged to have been incurred by the Purchasers in connection with the purchase of the Securities or the consummation of the transaction contemplated by this Agreement.

         Section 4.07 No Implied Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the express understanding of the Purchasers that the Borrower is not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of Borrower expressly set forth in this Agreement.

                                    ARTICLE V
                                 CLOSING ACTIONS

         Section 5.01 Closing. At Closing, the following shall occur:

                  (a) The Purchasers shall receive the following, each in form and substance satisfactory to the Purchasers and in sufficient counterparts:

                         (i) Duly executed counterparts of this Agreement signed by all the parties hereto.

                         (ii) The duly executed Structuring Fee Agreement and the Registration Rights Agreement, dated as of the Closing Date in form and substance satisfactory to Purchasers.

                         (iii) Certificates of good standing as to the Borrower issued by the Secretary of State of its state of incorporation.

                          (iv) The duly executed certificate of the Secretary of the Borrower setting forth (1) resolutions of its directors in form and substance reasonably satisfactory to the Purchasers with respect to the authorization of this Agreement and the other Basic Documents to which it is a party and the transactions contemplated hereby and thereby; (2) the names and true signatures of the officers authorized to sign such instruments; and (3) copies of the articles or certificate of incorporation and the bylaws of the Borrower.

                           (v) Any other document which the Purchasers may reasonably request, including opinions addressed to Purchasers, dated as of the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Brad Eastman, each counsel for the Borrower, substantially in the forms of Exhibit A-1 and A-2 hereto, respectively.

                    (b) The Borrower shall execute and deliver the Notes,in the form as attached hereto as Exhibit B.

                    (c) The Borrower shall receive consents to the Basic Documents by the Senior Lenders.

                    (d) All other consents, including without limitation any required shareholder approval, and waivers necessary to complete the transactions under this Agreement and the other Basic Documents shall have been obtained by the Borrower and the Purchasers.

                    (e) The Borrower shall pay to ECT Securities Limited Partnership all payments required under the terms of the Structuring Fee Agreement.

                    (f) If requested in writing by either of the Purchasers, a Designee of the Purchasers shall be nominated for election to the Board of Directors of the Borrower pursuant to Section 6.07.

                    (g) The Borrower shall duly and validly reserve the Conversion Shares for issuance upon conversion of the Notes.

                    (h) Each of the Basic Documents shall be executed and delivered by all the respective parties thereto and shall be in full force and effect.

                    (i)    The Borrower shall pay the Legal Fees.

                    (j) The Purchasers shall accept delivery of and make payment for the Securities.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         Unless the Majority Holders' prior written consent to the contrary is obtained, the Borrower will, for the benefit of each of the Purchasers, at all times comply with the covenants contained in this Article VI (or cause each Subsidiary's compliance with the applicable covenants), from the date hereof and, with the exception of the covenant in Section 6.07 which shall survive for as long as either ECT or JEDI-II or their respective Affiliates are Beneficial Owners of Conversion Shares in excess of 727,273 shares of Common Stock, subject to equitable adjustment, for so long as any part of the principal under the Notes is outstanding.

         Section 6.01 Financial Statements and Reports. The Borrower shall deliver, or shall cause to be delivered, to the Purchasers with sufficient copies for each of the Purchasers:

                  (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statements of income, stockholder's equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Senior Agent (or in the absence of a Senior Loan, the Purchasers) which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception. The provisions of this Section 6.01(a) shall be deemed satisfied as long as the Borrower timely files financial statements in accordance with, and meeting the requirements of, the Exchange Act, without extension.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, stockholder's equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as of the end of the prior fiscal year and at the end of such period, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments). The provisions of this Section 6.01(b) shall be deemed satisfied as long as the Borrower timely files financial statements in accordance with, and meeting the requirements of, the Exchange Act, without extension.

                  (c) Notice of Default. Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

                  (d) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement or prospectus in respect thereof filed by the Borrower with any securities exchange or the Commission or any successor agency. The requirements of this Section 6.01(d) shall deemed to be satisfied as to those documents which are filed with the Commission, available generally to the public and not distributed to the stockholders upon the timely filing of such documents with the Commission.

                  (e) Other Matters. Subject to any applicable restrictions on disclosure, from time to time such other information regarding the business, affairs or financial condition of the Borrower (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Purchaser or the Purchasers may reasonably request; provided, however, that the Borrower shall not be obligated pursuant to this
Section 6.01 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         Section 6.02 Maintenance, Etc. The Borrower shall and shall cause each Subsidiary to: upon reasonable notice, permit representatives of the Purchasers, during normal business hours, to examine, copy and make extracts from its financial books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably required by the Purchasers; provided, however, that the Borrower shall not be obligated pursuant to this Section 6.02 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information; preserve and maintain its corporate existence and all of its material attendant rights, privileges and franchises, keep appropriate books of record and account in relation to its business and activities; comply with all Governmental Requirements, including, without limitation, any Environmental Laws, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

         Section 6.03 Further Assurances. The Borrower will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Basic Documents. The Borrower at its expense will promptly execute and deliver to the Purchasers, upon request, all such other documents, agreements and instruments to correct any omissions in the Basic Documents or to make any recordings, to file any notices or obtain any consents, all as may reasonably be necessary or appropriate in connection therewith.

         Section 6.04 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will do and perform every act and discharge all of the obligations to be performed and discharged by them under the Basic Documents, at the time and times and in the manner specified.

         Section 6.05 Shares. Borrower shall at all times during the term of the Notes maintain a sufficient number of shares of Common Stock of the Borrower to be issued as Conversion Shares upon the exercise of all or part of the Notes. The Borrower shall take such action as may be reasonably required to promptly cause the Conversion Shares to be approved for listing on the NYSE, but in any event, no later than ninety (90) days after the Closing Date.

         Section 6.06 Hart-Scott-Rodino Compliance. As soon as practicable after the receipt from either or both of the Purchasers (the "Notice Giver") of notice of the conversion of the Notes as provided in Section 2.05, which conversion would require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules, regulations and formal interpretations thereunder, as amended from time to time (the "HSR Act"), but in any event no later than the 15th Business Day after receipt of such notice, the Borrower will (i) prepare and file with the Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") the Notification and Report Form (accompanied by all documentary attachments contemplated thereby) required by the HSR Act, (ii) upon the request of the Purchasers (the "Notice Giver"), request early termination of the waiting period imposed by the HSR Act, (iii) coordinate and cooperate with the Notice Giver in responding to formal and informal requests for additional information and documentary material from the DOJ and the FTC in connection with such filing, and (iv) use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things reasonably necessary and appropriate to permit the issuance to the Notice Giver of the shares of common stock issuable upon the conversion of the Notes with respect to which any filing is required under the HSR Act, and
(v) reimburse Purchasers for the entire amount of any filing fee and any reasonable other costs and expenses incurred by Purchasers in connection therewith (including legal fees), or as required to be paid under the HSR Act and (vi) make payment of any HSR Fees payable by the Borrower or either of the Purchasers.

         Section 6.07 Board Representation. ECT and JEDI-II shall have the right
(a) to designate one member of the Board of Directors of the Borrower or (b) (i) to designate one person to receive (and Borrower covenants and agrees to deliver to such individual) prior notice of any proposed board action and to receive (and Borrower covenants and agrees to deliver to such individual) reasonable notice of and to attend any meeting of the Borrower's Board of Directors, (ii) to receive (and Borrower covenants and agrees to deliver to such individual), promptly after they are produced, subject to any confidentiality obligations, all management reports and accounts relating to the Borrower that is provided to the Board of Directors (or any committee thereof), (iii) upon reasonable notice, to have reasonable access to the books and records, facilities and management of the Borrower, including statutory books, minute books and customer lists and
(iv) receive copies of each written consent of directors and all related information circulated to directors of the Borrower, in each case concurrently with their delivery to the directors (the person so designated shall be the "Designee"). In the event ECT and JEDI-II elect to designate a person to serve as member of the

Board of Directors of the Borrower, the Borrower shall (x) expand as required the number of directors constituting the entire board, (y) fill the vacancy created by such expansion with such Designee and (z) submit the name of such Designee to the stockholders of the Borrower (together with a recommendation of his or her election) at each meeting of stockholders at which directors are elected, until requested otherwise by ECT and JEDI-II. To the extent such Designee is not an employee, officer or director of ECT or any of its Affiliates, the Borrower shall have the right to approve such Designee, such approval not to be unreasonably withheld.

         Section 6.08 Insurance. Borrower shall maintain such insurance as to comply with all requirements of law and agreements to which the Borrower or any subsidiary is a party and otherwise sufficient to adequately insure against such risks as are usually insured against in the same general area by companies engaged in the same or similar business for the assets and operations of the Borrower and each Subsidiary.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         Unless the Majority Holders' prior written consent to the contrary is obtained, for the benefit of the Note Holders, the Borrower will at all times comply with the covenants contained in this Article VII (or cause each Affiliate's compliance with the applicable covenants), from the date hereof and for so long as any part of the principal under the Notes is outstanding:

         Section 7.01 Debt. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or in any other manner become directly or indirectly liable (as to new Indebtedness) for the payment of (a) any Prohibited Subordinated Indebtedness, as hereafter defined, or (b) any other Indebtedness unless the Borrower's Fixed Charge Coverage Ratio is greater than or equal to the level permitted by the Senior Credit Agreement, but in no event shall such ratio be less than 1.15 to 1.0. As used herein, "Prohibited Subordinated Indebtedness" shall mean any Indebtedness that is either (i) both subordinated in payment to the Senior Indebtedness in any manner and secured by a lien on all or any portion of the Properties of the Borrower or any of its Subsidiaries or (ii) is a general unsecured obligation of the Borrower and is subordinated to the Senior Indebtedness pursuant to terms and covenants less restrictive than Section 8.06 of this Agreement.

         Section 7.02 Dividends, Distributions and Redemptions. Neither the Borrower or any Subsidiary will declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its partners, except to Borrower or any Subsidiary, other than dividends, purchases, redemptions or acquisitions payable solely in Borrower's Capital Stock.

         Section 7.03 Nature of Business. Neither the Borrower nor any Subsidiary will engage in any line of business other than the specialty electric and telecommunications infrastructure contracting service business, electrical and telecommunications contracting services, installation of transportation, control, lighting and airport fueling equipment and services or business reasonably related thereto.

         Section 7.04 Proceeds of Notes. The Borrower will not permit proceeds of the Notes to be used for any purpose other than those permitted by Section
3.08. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Basic Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 7.05 ERISA Compliance. The Borrower will not at any time incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan which, in the aggregate for all such liabilities, could have a Material Adverse Effect.

         Section 7.06 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Purchasers if they are Affiliates of the Borrower) unless such transactions are otherwise not in violation of this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or unless such transaction is approved by a majority of the disinterested members of the Board of Directors.

         Section 7.07 Negative Pledge Agreements. With the exception of Qualified Foreign Subsidiaries, the Borrower will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Basic Documents) which in any way prohibits or restricts any Subsidiary from paying dividends or making any other distribution to the Borrower or which requires the consent of a notice to other Persons in connection with any of the foregoing, other than the Senior Loan Documents, so long as the Senior Loan Documents permit the payment of dividends and making of other distributions by the Subsidiaries to the Borrower for the purpose of paying the Obligations.

                                  ARTICLE VIII
                              PAYMENT OF THE NOTES

         Section 8.01 Repayment. The Borrower shall pay to the Purchasers on the Maturity Date, an amount equal to the outstanding principal amount of the Notes plus the accrued and unpaid interest on the outstanding principal amount of the Notes. Upon conversion of all or any part of a Note pursuant to Section 2.05, the portion of the principal of the Note converted shall no longer be outstanding following such conversion.

         Section 8.02 Interest.

                  (a) Subject to the provisions of Section 8.02(b), the outstanding principal amount of the Notes shall bear interest at the rate of 6 7/8% per annum (the "Base Rate"). Accrued interest on the Notes shall be due and payable in cash quarterly on each March 31, June 30, September 30, and December 31, during the term of the Notes, commencing on December 31, 1998, and on the Maturity Date or, in the event the maturity of the Notes is accelerated pursuant to the term hereof, such earlier date as the Notes become due and payable, or the date the Notes are paid in full, whichever first occurs.

                  (b) Upon the occurrence of an Event of Default as set forth in Section 9.01(a) or 9.01(j) hereof, the rate that the Notes shall accrue interest shall increase by 2% per annum over the Base Rate from the first date of such Event of Default until such time as the Event of Default is cured. At such time as the Event of Default is cured, the rate that the Notes accrue interest shall revert to the Base Rate. If the Event of Default is a failure to pay interest timely as more fully described in Section 9.01(a), the interest due (calculated at the rates set forth in this Section 8.02(b)) that is unpaid shall be deemed an advance of principal under the Notes and, as of the interest payment date, shall be added to the outstanding principal balance of the Notes (notwithstanding that the outstanding principal balance may exceed, in the aggregate, the face amount of the Notes).

                  (c) Interest shall be computed based on a year of 365/366 days for the actual number of days elapsed commencing on the day immediately following any advance of principal (or interest paid in kind) through and including the date of payment of any principal amount.

                  (d) Notwithstanding anything herein or in the other Basic Documents to the contrary, it is the intention of the parties hereto to conform strictly to usury laws applicable to this transaction. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Basic Document, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to the holders of the Notes that is contracted for, taken, reserved, charged or received under the Notes, this Agreement or under any of the other Basic Documents or agreements or otherwise in connection with this transaction shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and, if already paid, shall be credited by the Purchasers on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the Purchasers resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to this transaction may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Agreement or otherwise in connection with the Notes shall be canceled automatically and, if already paid, shall be credited by the Purchasers on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Purchasers to the Borrower). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and no Purchaser intends to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Purchasers for the use, forbearance or detention of sums included in the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling, if any. As used in this Section 8.02(d), the term "applicable law" shall mean the laws which govern this Agreement as described in Section 11.07 (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement), or law of the United States of America applicable to the Purchasers and the Notes which would permit the Purchasers to contract for, charge, take, reserve or receive a greater amount of interest than under any other applicable law. If the stated rate of interest under this Agreement ever exceeds the Maximum Rate, then the outstanding principal amount of the Notes made hereunder shall bear interest at the Maximum Rate until the difference between the interest which would have been due at the stated rates of interest and the amount due at the Maximum Rate (the "Lost Interest") has been recaptured by the Purchasers. If the Notes are repaid in full and the Lost Interest has not been fully recaptured by the Purchasers pursuant to the preceding sentence, then the Notes shall be deemed to have accrued interest at the Maximum Rate since the date the initial advance under the Notes was made to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to the Purchasers the amount of the Lost Interest remaining to be recaptured by the holders of the Notes.

         Section 8.03 Payments and Computations.

                  (a) All payments and obligations by Borrower under the Notes or any other Basic Document shall be made to the Purchasers, without any presentment and without any notation of such payment being made on the Notes (i) by wire transfer in immediately available funds to such accounts as the Purchasers may designate from time to time by written notice to the Borrower (as to each Purchaser, the "Purchaser's Account") or (ii) in such other manner as may be designated in writing to the Borrower by the Purchaser.

                  (b) The Borrower shall make each payment under this Agreement and under the Notes not later than 2:00 p.m. (Houston, Texas time) on the day when due in U.S. Dollars to the Purchasers at the location specified in paragraph (a) above in immediately available funds. All payments by the Borrower hereunder shall be made without any offset, abatement, withholding, or reduction.

                  (c) Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. If the time for payment for an amount payable is not specified in the Basic Documents, or in any other document, the payment shall be due and payable ten days after the date on which the Purchasers demand payment therefor.

                  (d) All payments and prepayments received shall be applied first to accrued interest and second to the reduction of principal.

         Section 8.04 Mandatory Redemption.

                  (a) To the extent that the Notes have not been converted as provided for herein, beginning on June 30, 2006 and on each December 31 and June 30 thereafter (the "Mandatory Redemption Dates"), the Borrower shall redeem, at a Redemption Price of one hundred percent (100%) of one-ninth (1/9th) of the original principal amount (the "1/9 Principal") of each of the Notes, on each of the Mandatory Redemption Dates until the Maturity Date. In addition to this 1/9 Principal, the Borrower shall at the time of redemption pay all accrued and unpaid interest to the date of redemption. If, on the Mandatory Redemption Dates, monies for the redemption of the principal and the accrued interest of the Notes required by this Section 8.04(a) shall have been paid to the Purchasers, then interest on the portion of the Notes redeemed shall cease to accrue and become payable. The principal amount under the Notes still outstanding on the Maturity Date shall be redeemed as of such date by the Borrower at face value plus all accrued and unpaid interest thereon.

                  (b) Upon the occurrence of a Change of Control, each Purchaser shall have the right to require that the Borrower redeem all, or at the election of each Purchaser, that portion of the principal amount outstanding under the respective Notes. The Borrower shall redeem the Notes at the Redemption Prices (expressed in dollars to be paid per $100 of unpaid principal amounts of the Notes to be redeemed) set forth below, plus accrued interest to the date of redemption:

                  year     1:                    $107.00 per $100 of Principal
                  year     2:                    $106.13 per $100 of Principal
                  year     3:                    $105.25 per $100 of Principal
                  year     4:                    $104.38 per $100 of Principal
                  year     5:                    $103.50 per $100 of Principal
                  year     6:                    $102.63 per $100 of Principal
                  year     7:                    $101.75 per $100 of Principal
                  year     8:                    $100.88 per $100 of Principal
                  year     9 and thereafter:     $100.00 per $100 of Principal.

The years stated above reflect the time periods beginning on the Closing Date and ending on each anniversary of the Closing Date. Within three Business Days following any Change of Control, the Borrower shall send a notice of the occurrence of such Change of Control by first-class mail, postage prepaid to each Purchaser. Purchasers may exercise the right to require the Borrower to redeem their Notes by written notice to the Borrower addressed to its principal office (a "Redemption Notice") given within 90 days following the date of notice to such Purchasers of the occurrence of a Change of Control. The Borrower shall make payment of the Redemption Price specified herein plus accrued interest in cash no later than 10 days following the date of the Redemption Notice.

         Section 8.05 Optional Redemption. At the option of the Borrower, the Notes shall be redeemable beginning on the fourth anniversary of the Closing Date (the "Optional Redemption

Right"). Following such fourth anniversary, the Borrower shall have the right, at its option, upon not less than sixty (60) days written notice to each Purchaser (the "Optional Redemption Notice") to redeem all or, at the election of the Borrower, that portion of the principal amount outstanding under the respective Notes that Borrower so elects. The Borrower shall redeem the Notes at the Redemption Prices (expressed in dollars to be paid per $100 of unpaid principal amounts of the Notes to be redeemed) set forth below, plus accrued interest to the date of redemption:

                  year     5:                    $103.50 per $100 of Principal
                  year     6:                    $102.63 per $100 of Principal
                  year     7:                    $101.75 per $100 of Principal
                  year     8:                    $100.88 per $100 of Principal
                  year     9 and thereafter:     $100.00 per $100 of Principal.

The years stated above reflect time periods beginning on the fourth anniversary of the Closing Date and ending on each anniversary of the Closing Date thereafter. After the timely receipt of the Optional Redemption Notice by the Purchasers, within thirty (30) days (the "Response Period") after receipt of the Optional Redemption Notice, each Purchaser shall make an election as to a conversion of the Notes, as such conversion right is more fully set forth in the Notes. Should any of the Purchasers elect to convert or fail to make an election prior to the end of the Response Period, the Notes shall not be redeemed but shall be converted as provided for in the Notes. Should any of the Purchasers elect to not convert, such Purchasers electing not to convert shall be redeemed according to the schedule above. The Borrower shall make payment of the Redemption Price specified herein plus accrued interest in cash no later than 10 days following the end of the Response Period. The Borrower shall have no right of redemption at any time or pursuant to any procedure except for the Optional Redemption Right as set forth in this Section 8.05.

         Section 8.06 Subordination.

                  (a) The payment of principal of and interest on the Notes and any payment on account of the acquisition or redemption of the Notes, including, without limitation, pursuant to Section 8.04 or 8.05, shall be subordinated and junior to the prior payment in full of all Senior Indebtedness to the extent and in the manner provided in this Section 8.06, and each Purchaser agrees to be bound by the subordination provisions contained herein and that these subordination provisions are for the benefit of the holders of Senior Indebtedness. This Section 8.06 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

                  (b) The Borrower shall not pay principal of, premium, if any, or interest on the Notes or defease or acquire any of the Notes (including, without limitation, repurchases of the Notes pursuant to Section 8.04 or 8.05) for cash or property, or on account of the redemption provisions of the Notes or on account of any fees, indemnities, expenses, or any other obligation owing under or in respect of this Agreement or the Notes (collectively, the "Note Payments"), during the period

(the "Indefinite Blockage Period") beginning on the date that the Borrower and the Purchasers receive written notice (a "Payment Notice") from the holders of such Senior Indebtedness of (i) any default in payment (a "Payment Default") of any principal of, premium, if any, or interest on any Senior Indebtedness or any fees, indemnities, expenses or any other obligation owing under or in respect of Senior Indebtedness, or (ii) the acceleration of the Senior Indebtedness in accordance with its terms, and ending on the earliest of (A) the date that all Senior Indebtedness is paid in full, (B) the date on which the Senior Indebtedness to which such Payment Default relates is paid in full or such Payment Default is cured or waived in writing in accordance with the applicable Senior Loan Documents, and (C) the date on which the Purchasers receive from the holders of the Senior Indebtedness or their successors that commenced the Indefinite Blockage Period written notice that the Indefinite Blockage Period has been terminated.

                  (c) If an event of default (as defined in the applicable Senior Loan Documents) other than a Payment Default with respect to any Senior Indebtedness (an "Other Default"), has occurred, is continuing and permits the holders (or any requisite percentage thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then during the period (the "Payment Blockage Period") commencing on the date that the Borrower and the Purchasers receive written notice of such Other Default (a "Default Notice") and ending on the earliest of
(i) 180 days after such date, (ii) the date on which the Senior Indebtedness to which such Other Default relates is paid in full or such Other Default is cured or waived in writing in accordance with the applicable Senior Loan Documents, and (iii) the date on which the Purchasers receive from the holders of the Senior Indebtedness or their successors that commenced the Payment Blockage Period written notice that the Payment Blockage Period has been terminated, no Note Payments shall be made by or on behalf of the Borrower. Notwithstanding any other provision of this Agreement, the duration of any such Payment Blockage Periods shall not, in the aggregate, exceed more than 180 days during any consecutive 360-day period. Notwithstanding the provisions described in the immediately proceeding sentence, unless the provisions of paragraph (b) above prevent the making of Note Payments, the Borrower may resume making Note Payments at the expiration of the Payment Blockage Period.

                  (d) The Purchasers each hereby agree to promptly deliver to the holders of the Senior Indebtedness a copy of any notice of Default or Event of Default sent to the Borrower. The Purchasers also each hereby agree that, prior to enforcing any of their default remedies with respect thereto (including any right to sue the Borrower or to file or participate in the filing of any involuntary bankruptcy petition against the Borrower) (a "Collection Action"), such Purchasers will provide prior written notice to the holders of the Senior Indebtedness of such Purchasers' intention to exercise such Collection Action.

                  (e) In the event of any bankruptcy, insolvency, receivership, assignment for the benefit of creditors, reorganization, or arrangement with creditors of the Borrower, whether or not pursuant to bankruptcy laws, or any dissolution, liquidation (full or material), or other marshaling of the assets and liabilities of the Borrower, then all Senior Indebtedness shall be paid in full in cash before the Purchasers shall be entitled to receive any Note Payments. To this end, any Note Payments to which the Purchasers would have been entitled but for the provision of this Section 8.06 shall be paid or delivered by the Person making such payment directly to the holders of Senior Indebtedness or their representative ratably according to the respective amounts of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness.

                  (f) In the event that, notwithstanding the foregoing provisions of this Section 8.06, any Note Payments shall be made by or on behalf of the Borrower and received by any Purchaser at a time when such payment or distribution was prohibited by the provisions of this Section 8.06, then, unless such payment or distribution is no longer prohibited by this Section 8.06, such payment or distribution shall be received and held in trust by such Purchaser for the benefit of the holders of Senior Indebtedness, and shall be promptly paid or delivered by such Purchaser to the holders of Senior Indebtedness or their representative ratably according to the respective amounts of the Senior Indebtedness held or represented by each, to the extent necessary to enable payment in full of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness.

                  (g) Subject to and after the payment in full of all Senior Indebtedness, the Purchasers shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property, and securities applicable to the Senior Indebtedness until the principal, interest, premium, and other amounts payable on Notes shall be paid in full. No payment or distribution of any character, whether in cash, securities, or other property to which the Purchasers would have been entitled except for the provisions of this
Section 8.06 and which has been made to the holders of the Senior Indebtedness shall, as between the Borrower, its creditors other than the holders of Senior Indebtedness, and the Purchasers, be deemed to be a payment or distribution by the Borrower to the holders of the Senior Indebtedness.

                  (h) The provisions of this Section 8.06 are solely for the purposes of defining the relative rights of the holders of the Senior Indebtedness, on the one hand, and the Purchasers, on the other hand. Nothing herein shall impair, as between the Borrower and the Purchasers, the obligation of the Borrower to pay to the Purchasers the principal, interest, premium, and any other amounts due under the Notes when the same shall become due in accordance with their terms, nor shall anything in this Agreement prevent the Purchasers from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject, however, to the provisions of this
Section 8.06 and the rights of the holders of the Senior Indebtedness hereunder.

                  (i) No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions contained in this Section
8.06 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any such holder, or by any noncompliance by the Borrower with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify, increase or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange any such security and otherwise deal freely with the Borrower, all without affecting the liabilities and obligations of the parties to this Agreement or the Purchaser under this Section 8.06.

                  (j) Nothing in this Section 8.06 shall modify or prohibit the Purchasers from the exercise of its conversion rights or the discharge of the obligations of the Borrower with respect to conversion of the Notes.

                                   ARTICLE IX
                              DEFAULT AND REMEDIES

         Section 9.01 Events of Default. The occurrence of any of the following shall be an "Event of Default" for the purposes of this Agreement and the Notes:

                  (a) the Borrower shall default in the payment or prepayment when due of any accrued interest; or

                  (b) the Borrower shall default in the payment of the principal or the Redemption Price of any of the Notes when the same shall become due and payable as more fully set forth in Article VIII; or

                  (c) (i) in the event that the Senior Loan is no longer in existence, the Borrower shall, as to any related Indebtedness (other than the Obligations and the Senior Loan) aggregating $2,000,000 in principal or more, default in the payment when due of any principal of or interest, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity, or
(ii) as to the Senior Loan, there shall have occurred a default thereunder and the holders of the Senior Loan shall have elected to accelerate the payment of the Senior Loan (or it shall become accelerated automatically or otherwise be due and payable in full prior to its stated maturity); or

                  (d) any representation, warranty or certification made herein or in any other Basic Document by the Borrower, or any certificate furnished by the Borrower to any of the Purchasers pursuant to the provisions hereof or any Basic Document, shall prove to have been false or misleading as of the time made or furnished in any material and adverse respect and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower by the Purchasers; or

                  (e) the Borrower shall default in the performance of any of its obligations under Articles VI and VII or any other Article of this Agreement or under any other Basic Document to which it is a party (other than the payment of amounts due which shall be governed by Section 9.01(a) and (b)) and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower by the Purchasers; or

                  (f) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (g) the Borrower shall (i) apply for a consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in a involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing, or

                  (h) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation reorganization, dissolution or winding-up, or the composition or readjustment of its debt; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgement or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (i) any of the Basic Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in all material respects in accordance with their terms, or such Default shall continue unremedied for a period of forty-five (45) days after notice thereof to the Borrower by the Purchasers; or

                  (j) the Common Stock of the Borrower shall be Delisted (other than due solely to a Change of Control where Borrower is not the surviving entity) from the New York Stock Exchange ("NYSE"); or

                  (k) in the event that the Senior Loan is no longer in existence, a judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate shall be rendered by a court against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof and the Borrower shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         Section 9.02 Remedies.

                  (a) Upon the happening of any Event of Default specified in
Section 9.01 (other than clauses (g) or (h) of Section 9.01, the Majority Holders may by written notice to the Borrower declare the entire principal amount of its respective Notes then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) Upon the happening of any Event of Default specified in clauses (g) or (h) of Section 9.01, the entire principal amount of all Obligations then outstanding, including interest accrued thereon, shall, without notice or action by the Purchasers be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) In addition to the foregoing, upon the happening of any of the events described in subsections (a) and (b) above, the Purchasers may exercise any of the rights or remedies provided in the other Basic Documents or avail itself of any rights or remedies provided by applicable law.

                  (d) All proceeds received after maturity of the Notes or following a Mandatory Redemption Date, whether by acceleration or otherwise, shall be applied first to reimbursement of expenses and indemnities provided for in the Basic Documents; second to accrued interest on the Notes; third pro rata to principal outstanding on the Notes and other Obligations; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

         Section 9.03 Set-Off. Upon the occurrence of any Event of Default, any Purchaser shall have the right to set-off any funds of the Borrower in the possession of the Purchaser against any Debt then due by the Borrower to the Purchaser. The Borrower agrees that any Purchaser or a participation in the Notes may exercise any and all rights of counter-claim, set-off, banker's lien and other liens with respect to any and all monies owing by the Borrower to such holder as fully as if such holder of a participation were a holder of a Note in the amount of such participation.

                                    ARTICLE X
                           RELATIONSHIP OF THE PARTIES

         Section 10.01 Objectives and Purpose. Borrower has the objective of providing labor and equipment services for construction and maintenance of transmission and distribution facilities and fiber optic communications systems for ECT and its Affiliates including Portland General Electric Corp. In furtherance of this objective, Borrower believes it to be instrumental to receive the following:

                  (a) Current and updated forecasts for construction and maintenance requirements of ECT and its Affiliates;

                  (b) Detailed drawings, specifications and instructions for construction and maintenance requirements of ECT and its Affiliates;

                  (c) Subject to legal requirements and existing contractual obligations, special consideration in contract negotiations for the maintenance of ECT and its Affiliates' transmission systems, distribution systems, and fiber optic networks;

                  (d) Timely answers to any of its questions;

                  (e) Evaluation of "value engineering" proposals;

                  (f) Areas and projects for improvement and cost reduction between ECT, its Affiliates and Borrower; and

                  (g) Evaluations by ECT and its Affiliates of "Value Added" proposals submitted by Borrower.

ECT acknowledges the foregoing objectives and goals.

ECT and Borrower acknowledge that the purpose of this Article X is to facilitate communications between ECT and Borrower in furtherance of the design, construction, maintenance, and timely and cost-effective completion of projects aimed at ensuring the high quality of the transmission and distribution systems, and fiber optic communication systems of ECT and its Affiliates.

In addition, ECT and Borrower acknowledge the need to meet from time-to-time to evaluate each other's performance provided for in this Article X.

         Section 10.02 Mutual Access and Cooperation. Borrower desires, and ECT agrees to use reasonable efforts to provide to Borrower, reasonable access from time-to-time to representatives of ECT and its Affiliates (i) to discuss Borrower's service capabilities and goals as outlined above; (ii) to present for consideration by ECT and its Affiliates proposals and opportunities from Borrower for the provision of services to ECT and its Affiliates, (iii) for consultation with Borrower regarding acquisition and investment opportunities identified by Borrower, (iv) to discuss matters in which ECT has, or may have, general expertise (which areas of expertise may include, without limitation, commodity trading, origination, engineering and the financial analysis, modeling and structuring of proposed transactions) and (v) otherwise to explore and evaluate ways in which Borrower and ECT might work together to enhance their respective businesses.

In connection with the foregoing, ECT shall, as appropriate, use reasonable efforts (i) to arrange meetings from time-to-time between representatives of Borrower and representatives of ECT or its Affiliates to discuss such matters,
(ii) to provide to Borrower from time-to-time reasonable access to relevant information of ECT and (iii) to otherwise enhance cooperation and communication between ECT and its Affiliates on the one hand and Borrower on the other hand to facilitate access to information and personnel, subject, however, to limitations imposed by applicable law and existing confidentiality obligations as well as internal policies regarding the maintenance of the confidentiality of proprietary data and other commercially sensitive information.

Borrower agrees to use reasonable efforts to provide to representatives of ECT and its Affiliates reasonable access from time to time to representatives of Borrower and its Affiliates that it controls (i) to pursue the matters referenced above and (ii) to discuss generally the industry in which Borrower and such Affiliates are engaged and the objectives of companies in such industry.

It is the intent of the parties to work cooperatively in connection with the foregoing towards the goal of mutually beneficial discussions, relations and transactions.

         Section 10.03 Term of This Article. This Article shall run for a term of two years. Each party hereto may during the existence of the arrangements between Borrower and ECT engage in or have business relations with competitors of the other parties and/or their Affiliates which relations are more fully discussed in Sections 10.09 and 10.10.

         Section 10.04 Protection of Employees. From and after the date hereof until the date one year after which this Article X has been terminated, each party hereto shall not, and shall cause its respective wholly owned subsidiaries not to, solicit to employ any of the employees of the other party or its Affiliates with whom the soliciting party or its Affiliates had contact in connection with the transactions contemplated hereby; provided, however, that any such solicitation shall not be a breach of this Section if (i) the personnel who performed such solicitation have no knowledge of this Article or the transactions contemplated hereby and (ii) none of the soliciting party's (or any of its Affiliates') personnel who have knowledge of this Article or the transactions contemplated hereby have actual knowledge of any such solicitation. The term "solicit to employ" shall not be deemed to include general solicitations of employment not specifically directed towards employees of a party hereto or its Affiliates.

         Section 10.05 Confidentiality. In connection with the matters described in this Agreement, each party may provide to the other certain information that is confidential, proprietary or otherwise not generally available to the public (including information provided to the Designee). As a condition to furnishing such information the parties agree as follows:

                  (a) Nondisclosure of Confidential Information. From and after the date hereof, until the date two years after the disclosure of the particular Confidential Information (as defined below), such Confidential Information shall be used solely in connection with the matters contemplated by this Agreement hereof and the recipient of the Confidential Information shall not disclose the Confidential Information to any person other than those of its directors, officers, employees, lenders, counsel, representatives and Affiliates, if any (those such persons who actually receive any confidential information hereunder being collectively, the "Representatives") who need to know the Confidential Information. It is understood that (i) the Representatives shall be informed of the confidential nature of the Confidential Information and the requirement that it not be used other than for the purposes described herein and (ii) in any event, the party receiving Confidential Information shall be responsible for any breach of this Article by any of its Representatives. Each party may also disclose the Confidential Information in order to comply with any applicable law, order, regulation or ruling. The term "person" as used in this Article shall be broadly interpreted to include, without limitation, any corporation, company, partnership, individual or other entity.

                  (b) Definition of "Confidential Information". As used herein, "Confidential Information" means all information that is furnished under this Article by a party hereto, and which is confidential, proprietary or otherwise not generally available to the public. Notwithstanding the foregoing, the following will not constitute Confidential Information for purposes of this
Article: (i) information that is or becomes generally available to the public other than as a result of a breach of this Article by the party receiving such information or its Representatives; (ii) information that, prior to being furnished pursuant hereto, was already in the files of the party receiving such information or its Representatives from another source not known to be subject to any prohibition against transmitting the information; or (iii) information that becomes available to the party receiving such information or its Representatives from another source not known to be subject to any prohibition against transmitting the information.

                  (c) Return of Information. The written Confidential Information, except for that portion of the Confidential Information that may be found in analyses, compilations, studies or other documents prepared by or for the party receiving the Confidential Information, will be returned promptly upon any request made during the two year period referred to in Paragraph 10.03 above, and no copies shall be retained by the party receiving the Confidential Information or its Representatives. That portion of the Confidential Information that may be found in analyses, compilations, studies or other documents prepared by or for the party receiving the Confidential Information, oral Confidential Information and written Confidential Information not so requested or returned will be held by the party receiving the Confidential Information and kept subject to the terms of this Article, or destroyed.

         Section 10.06 Relationships of the Parties. The purpose of Article X is to establish the intent of the parties to establish and promote open communications with the objective of identifying mutually-beneficial business opportunities. The parties' overall expectation is that a broader working relationship will develop; however, it is not the intent of this Article or any future action (not specifically set forth in a definitive agreement) by either party to require that either party suffer any unreasonable burden or commitment (including, without limitation, financial, time and human resource burdens and commitments), or any constraint on its business. Nor is it the intent to create a right in favor of either party to any specific business opportunity or opportunities. The parties hereto acknowledge and agree that the terms of this Article are subject in all respects to the terms and intent of Sections 10.09 and 10.10 hereof.

All activities contemplated hereby shall be performed in a mutually agreeable manner designed to minimize the disruption of the business and operations of each party and that of its Affiliates. Except as specifically contemplated in this Article, the parties shall be unrestricted in the conduct of their business; any actual commitments shall be set forth in a specific definitive agreement governing the proposed transaction or commitment.

The Borrower agrees that no term or provision in this Article X shall modify the rights or remedies of the Purchasers contained in the other sections of this Agreement including, without limitation, the right to repayment of principal and interest under the Notes, the right of Mandatory Redemption, the remedies of the Purchasers in an Event of Default, and the conversion rights set forth in
Section 2.05 hereof. No default under the terms of this Article X or claim by either of ECT or the Borrower for any non-performance shall affect such rights and remedies.

         Section 10.07 No Authority to Bind; No Fiduciary Relationship. Neither party hereto shall have the authority to bind or to purport to bind the other party hereto. The parties agree that no employment, agency, joint venture, partnership, advisory or fiduciary relationship shall be deemed to exist or arise between them with respect to the transactions contemplated by this Article; any such relationship shall exist only as expressly stated in any future definitive agreements.

         Section 10.08 Publicity. Any press release or other public announcement regarding or relating to the existence of this Article and its contents shall be mutually agreed upon by the parties.

         Section 10.09 Business Opportunities. Notwithstanding anything to the contrary of the foregoing, the Borrower recognizes that the Purchasers and their respective Affiliates, and Designees, (a) have participated and will continue to participate in venture capital and other direct investments in other Persons and other similar transactions, (b) may have interests in, participate with, and maintain seats on the boards of directors of such Persons and (c) may develop business opportunities for such Persons. The Borrower also recognizes that such other Persons and Affiliates of the Purchasers may be engaged in the business of specialty electric and telecommunications infrastructure contracting services in competition with the Borrower. The Borrower (i) acknowledges and agrees that neither the Purchasers and their Affiliates nor the Designees shall be restricted or proscribed by the terms of this Agreement or the relationship between the Purchasers and the Borrower, or otherwise, from engaging in any of the foregoing activities, regardless of whether such business activity is in direct or indirect competition with the business or activities of the Borrower and its Affiliates, and that neither the Purchasers and their respective Affiliates nor any Designee has any obligation to offer the Borrower any business opportunity presented to any of them, unless knowledge of such opportunity was disclosed to such Purchaser or its Affiliate or to such Designee solely by the Borrower or its Affiliates and (ii) waives any claim that any business opportunity pursued by the Purchasers or any of their respective Affiliates or any of such other Persons constitutes a corporate opportunity of the Borrower that is or was misappropriated (provided that such waiver shall not apply to any opportunity, the knowledge of which was disclosed to the Purchaser or its Affiliate or to such Designee solely by the Borrower or its Affiliates, or to any breach of the obligation of confidentiality or limitation on the use of information set forth in this Agreement). Except as provided in this Section 10.09, nothing herein shall alter the duties of any Designee to the Borrower while such Designee serves as a director of the Borrower. This Section 10.09 shall in no way allow a director to usurp a corporate opportunity solely for his or her personal benefit without presenting and allowing time to the Borrower to develop such opportunity. Neither the Borrower nor any of its Affiliates shall enter into any contract, agreement, arrangement or understanding that by its terms purports to obligate, restrict or otherwise bind the Purchasers (as Affiliates of the Borrower or otherwise), including any area of mutual interest, exclusivity, non-competition or other similar agreement. The Borrower recognizes that the provisions of this Section 10.09 constitute an inducement of the Purchasers to enter into this Agreement and to purchase the Notes and that in absence of the provisions contained in this Section 10.9, the Purchasers would not be willing to make such investment in the Borrower.

         Section 10.10 Borrower's Business Opportunities. Notwithstanding anything to the contrary to the foregoing, the Purchasers recognize that the Borrower and its Affiliates (a) have performed and will continue to perform services for Persons that compete with the Purchasers and their respective Affiliates and (b) may develop business opportunities with such Persons that directly or indirectly compete with the services offered by Purchasers and their Affiliates. The Purchasers (i) acknowledge and agree that neither the Borrower nor its Affiliates shall be restricted or proscribed by the terms of this Agreement or the relationship between the Purchasers and the Borrower, or otherwise, from engaging in any of the foregoing activities, regardless of whether such business activity is in direct or indirect competition with the business or activities of the Purchasers and their respective Affiliates, and neither the Borrower nor its Affiliates has any obligation to offer the Purchasers or their Affiliates any business opportunity presented to any of them, unless knowledge of such opportunity was disclosed to Borrower or its Affiliates solely by a Purchaser and (ii) waive any claim that any business opportunity constitutes a corporate opportunity of such Purchaser that is or was misappropriated (provided that such waiver shall not apply to any opportunity, the knowledge of which was disclosed to the Borrower or its Affiliates solely by the Purchasers or their Affiliates, or to any breach of the obligations of confidentiality or limitation on the use of information set forth in this Agreement). Nothing in this Section 10.10 shall modify the obligations of Borrower set forth in the second to last sentence of Section 10.09.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." Whenever the Borrower has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchasers or the Majority Holders, such action shall be in the respective Purchasers' or the Majority Holders' sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The representation and warranties for a period of two years, and the covenants made in this Agreement, the Notes or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Borrower or the Purchasers or (b) acceptance of any of the Securities and payment therefor and repayment or repurchase thereof. All indemnification obligations of the Borrower and the provisions of Section 11.02 shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing those individual Sections, regardless of any purported general termination of this Agreement.

         Section 11.02 Costs, Expenses and Taxes.

                  (a) The Borrower agrees to indemnify the Purchasers, and their respective officers, directors, employees, representatives, agents, attorneys, and Affiliates (collectively, "Related Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), claims, demands, and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, net of any insurance paid to Purchasers under Borrower's insurance arrangements, (collectively the "Indemnity Matters") which may be incurred by them or asserted against or involve any of them as a result of a claim by a Person that is not an Affiliate of the Purchasers or any Related Parties under (i), (ii), (iii) and (v) (whether or not any of them is designated a party thereto) as a result of, arising out of, or in any way related to (i) any actual or proposed use by the Borrower of the proceeds of any sale of the Securities, (ii) the operations of the business of the Borrower or any of its Affiliates, (iii) the failure of the Borrower or any of its Affiliates to comply with any Governmental Requirement, (iv) the breach of the representations, warranties and covenants of the Borrower contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties, or (v) any other aspect of this Agreement and the other Basic Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation, or inquiries), or claim and INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE NEGLIGENCE OF ANY INDEMNITEE (but not Indemnity Matters related solely to the gross negligence or wilful misconduct of any Indemnitee).

                  (b) The Borrower agrees to pay and hold the Purchasers harmless from and against any and all present and future stamp and other similar taxes with respect to this Agreement and Basic Documents and save the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, and will indemnify the Purchasers for the full amount of taxes paid by the Purchasers (not to include income or gross receipt tax liability) in respect of payments made or to be made under this Agreement, any Note, or any other Basic Document and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted.

                  (c) The Borrower agrees to indemnify and hold harmless from time to time the Purchasers, and their respective Related Parties from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages, and liabilities to which the Purchasers and their respective Related Parties may incur, have asserted against them or involve any of them pursuant to a claim by a Person that is not an Affiliate of the Purchasers or any Related Parties (i) under any Environmental Law applicable to the Borrower, any Subsidiary, or any of their respective Properties, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, or any of their respective Properties, (iii) due to the ownership by the Borrower or any Subsidiary of their respective Properties or any activity on any of their respective Properties, or any past activity on any of their respective Properties which, though lawful and fully permissible at the time, could result in present liability under any Environmental Law, (iv) the presence, use, release, storage, treatment, or disposal of hazardous substances on or at any of the properties owned or operated by the Borrower or any Subsidiary, or (v) any other environmental, health, or safety condition in connection with this Agreement or any other Basic Document, provided, however, no indemnity shall be afforded under this Section 11.02(c) in respect of any Property for any occurrence arising solely and directly from the acts or omissions of the Purchasers during the period after which such Person, its successors or assigns shall have acquired such Property through foreclosure or deed in lieu of foreclosure.

                  (d) Promptly after the Purchaser or other Person indemnified hereunder (hereinafter, the "Indemnified Party") has received notice or has knowledge of any claim for indemnification hereunder, or the commencement of any action or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give Borrower written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim. The Borrower shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Borrower pursues the same diligently and in good faith. If the Borrower undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Borrower and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Borrower with any books, records and other information reasonably requested by the Borrower and in the Indemnified Party's possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Borrower. After the Borrower has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Borrower diligently pursues such defense, the Borrower shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof or (ii) if (a) the Borrower has failed to assume the defense and employ counsel or (b) if the defendants in any such action include both the Indemnified Party and the Borrower and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or additional to those available to the Borrower or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Borrower, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Borrower as incurred, and the Borrower shall not settle any such claim without the consent of the Indemnified Party unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party. If the Indemnified Party undertakes such a defense through counsel of its choice, the Indemnified Party may settle such matter, and the Borrower shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith.

                  (e) At Closing, Borrower shall pay the Purchasers' reasonable, invoiced legal fees, professional fees and other transaction costs incurred in the evaluation and negotiation of the proposed transaction, but in no event shall Borrower be required to pay any amounts in excess of $50,000 (the "Legal Fees"). The Borrower shall also pay all filing fees associated with all filings required under the HSR Act, if applicable, and any other notification or request for consent, approval or permission that may be required by statute, regulation or judicial decrees in connection with the proposed transaction (the "HSR Fees").

                  (f) The Borrower's obligations under this Section 11.02 shall survive any termination of this Agreement and the payment of the Obligations.

                  (g) THE INDEMNIFICATION AND RELEASE PROVISIONS PROVIDED FOR
IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM (i) THE ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, OR OTHER FAULT OF ANY INDEMNIFIED PARTY OR (ii) ANY ACTION THAT SUBJECTS THE INDEMNIFIED PARTY TO CLAIMS PREMISED IN WHOLE OR IN
PART IN STRICT LIABILITY. BORROWER AND THE PURCHASERS ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

         Section 11.03 No Waiver; Modifications in Writing.

                  (a) No failure or delay on the part of the Borrower, the Purchasers in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Borrower, the Purchasers at law or in equity or otherwise.

                  (b) Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement, the Notes or any other Basic Document, shall be effective unless signed by the Borrower and the Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement or the Notes or any other Basic Document, any waiver of any provision of this Agreement, the Notes or any other Basic Document, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, the Notes or any other Basic Document, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 11.04 Binding Effect; Assignment. This Agreement shall be binding upon the Borrower, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. All or any portion of the rights and obligations of the Purchasers under this Agreement with respect to the Basic Documents may be sold, assigned or pledged by any Purchaser. Upon any assignment of the Basic Documents, the assignee shall succeed to all of the assignor's rights and obligations under the Basic Documents to the extent assigned and the Purchaser shall be automatically released from any such obligations hereunder with respect to the Basic Documents to the extent assigned, other than the obligations arising under Article X hereof. The Converted Shares may be sold, assigned or pledged and upon any assignment complying with the terms of the Registration Rights Agreement and upon any such assignment the holders of the Converted Shares shall succeed to the Purchaser's rights and obligations under the Registration Rights Agreement. Upon request of any Purchaser in connection with any transfer of the Notes, the Borrower shall execute and deliver any amendment to this Agreement, the Notes, and the other Basic Documents reasonably requested by the Purchaser to reflect the transfer and delineate the rights of the transferor and the transferee provided that the Borrower shall not be liable for the expenses incurred in documenting such amendment. In the event that a Purchaser grants participations in its Note to other Persons, each of such other Persons shall have the rights of setoff against any amounts due by the Borrower hereunder and similar rights or Liens to the same extent as made available to the Purchasers. The Borrower acknowledges that the Purchasers may "syndicate" the loan evidenced by the Notes, and the other Basic Documents and agree to execute any amendments, restatements and other modifications to the Basic Documents in connection with such syndication, provided that the Borrower shall not be liable for the expenses incurred by Purchasers in documenting such syndication. The Borrower may deem and treat the original Purchasers as the owner of the Notes for the purpose of receiving payment of principal of and premium (if any) and interest on the Notes and for all other purposes whatsoever until the Borrower is notified otherwise in writing pursuant to Section 11.06 of this Agreement.

         Section 11.05 Replacement Securities. Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction, or mutilation of the Notes, or Converted Shares and, in the case of any such loss, theft, or destruction, upon delivery of any indemnity or other obligation reasonably requested by the Borrower or its transfer agent to the Borrower or, in the case of any such mutilation, upon surrender or cancellation thereof, the Borrower will issue a new Note, or Conversion Shares, as applicable.

         Section 11.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

         If to the Purchasers:

         Joint Energy Development Investments II Limited Partnership c/o Enron Corp.
         1400 Smith Street
         Houston, Texas  77002
         Attention: Donna Lowry
         Telecopier: (713)646-4039

         Enron Capital & Trade Resources Corp.
         c/o Enron Corp.
         1400 Smith Street
         Houston, Texas  77002
         Attention: Donna Lowry
         Telecopier: (713)646-4039

         and

         If to the Borrower:

         Quanta Services, Inc.
         1360 Post Oak Boulevard, Suite 2100
         Houston, Texas  77056
         Attention:  President and General Counsel
         Telecopier:  (713) 629-7676

or to such other address as the Borrower or any Purchaser may designate in writing. All other communications may be by regular mail. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, if mailed; when receipt acknowledged, if telecopied; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

         Section 11.07 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws.

         Section 11.08 Arbitration. Any action, dispute, claim or controversy of any kind between the Borrower and a Purchaser arising out of, or pertaining to this Agreement or the transactions contemplated hereby (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute. Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction. Any arbitration shall be conducted before a three person panel of arbitrators. Such panel shall consist of one person designated by the Borrower, one designated by the Purchasers and one designated by the nominees of the Borrower and the Purchasers (collectively, the "Arbitrators"). Such arbitrators designated by each of the Borrower and the Purchasers do not have to be neutral. If either of the Borrower or the Purchasers fails to designate an arbitrator within ten (10) days after the filing of the Dispute with the AAA, or either of the Borrowers or the Purchasers arbitrators fail to designate a third arbitrator within thirty (30) days after their appointments, the third arbitrator shall be appointed by the AAA. An arbitration proceeding hereunder shall be conducted in Houston, Texas and shall be concluded within 180 days of the filing of the Dispute with the AAA. The Arbitrators shall be empowered to award sanctions and to take such other actions as they deem necessary, to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. No award by the Arbitrators shall assess consequential, punitive or exemplary damages or damages for lost profits but may assess costs and expenses in a manner deemed equitable. The arbitrator shall make specific written findings of fact and conclusions of law. The decision of the arbitrator shall be final and binding on each party. All fees of the Arbitrators and any engineer, accountant or other consultant engaged by the Arbitrators, shall be paid by the Borrower and the Purchasers as awarded by the Arbitrators.

         Section 11.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

                                QUANTA SERVICES, INC.,
                                a Delaware corporation


                                By: /s/ BRAD EASTMAN
                                   -----------------------------------------
                                Name: Brad Eastman
                                     ---------------------------------------
                                Title: Vice President and General Counsel
                                      --------------------------------------



                                JOINT ENERGY DEVELOPMENT
                                INVESTMENTS II LIMITED PARTNERSHIP,
                                a Delaware limited partnership, as Purchaser

                                By:   Enron Capital Management II Limited
                                      Partnership, its General Partner

                                      By:    Enron Capital II Corp., its
                                             General Partner


                                             By: /s/ ROBERT GREER
                                                ----------------------------
                                             Name:   Robert Greer
                                                  --------------------------
                                             Title:  Agent and Attorney-in-Fact
                                                   -------------------------


                                ENRON CAPITAL & TRADE RESOURCES
                                CORP., a Delaware corporation

                                By: /s/ ROBERT GREER
                                   -----------------------------------------
                                Name:   Robert Greer
                                     ---------------------------------------
                                Title:  Vice President
                                      --------------------------------------